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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-93167 and 333-94279 of InfoSpace, Inc. (formerly InfoSpace.com, Inc.) on Form S-3 of our report dated March 17, 2000 (March 31, 2000 as to the last sentence of the first paragraph of page 13 of Note 4), appearing in this Current Report on Form 8-K/A of InfoSpace, Inc.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
April 24, 2000